Exhibit 99.1
Latch resets cost structure

NEW YORK, May 20, 2022 -- Latch, Inc. (NASDAQ: LTCH), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today announced the completion of a workforce reduction. Additionally, the Company is announcing the reorganization of the sales and marketing departments under the leadership of Lee Odess. Prior to this role, Odess was the GM of New Market Development at Latch. Odess is a proven leader in the industry with nearly 20 years of experience driving sales growth, product innovation, and geographic expansion for leading companies in the smart access and security space.

Latch believes that, along with the recently announced reorganization of its product organization and revised sales compensation structure focused on recurring software revenue, these changes will position the Company for long-term growth while also accelerating its path towards self-sustaining free cash flow and profitability. Latch expects this reduction in force will better align staffing and expense levels with current sales volumes and the current macroeconomic environment, with continued construction delays and supply chain shortages. The reduction impacts approximately 130 people, or approximately 28% of Latch’s full-time employees. Once fully implemented, Latch expects to achieve approximately $40 million annual run rate cost savings across research and development, sales and marketing and general and administrative expenses. The reduction is expected to result in approximately $4 million to $6 million of total cash restructuring and related charges primarily related to severance and benefits costs (excluding the impact of share-based compensation), substantially all of which is expected to be incurred in the second quarter of 2022.

Latch’s guidance provided in its first quarter earnings release does not reflect the recently completed workforce reduction. Latch intends to provide further information about this reorganization and updated guidance in connection with the release of Latch’s second quarter earnings.

As of March 31, 2022, Latch had cash plus marketable securities of $335 million, and continues to believe it is fully capitalized to fund its growth plan to free cash flow breakeven.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit https://www.latch.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of Latch’s technology and products. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, performance, and operations, and the related benefits to shareholders, customers, and residents; the impact of the workforce reduction on the Company’s business; and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Latch’s ability to implement business plans and changes and developments in the industry in which Latch competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

CONTACTS:
Investors:
investors@latch.com
Media:
press@latch.com